UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of earliest event reported: November 13, 2012

PetSmart, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-21888	94-3024325
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19601 North 27th Avenue, Phoenix, Arizona 85027

(Address of Principal Executive Offices) (Zip Code)

(623) 580-6100

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On November 14, 2012, PetSmart, Inc. (the “Company”) issued a press release announcing its results for the third quarter ended October 28, 2012, entitled “PetSmart Reports Results for the Third Quarter 2012.” A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information in Item 2.02 of this report on Form 8-K, including Exhibit 99.1 hereto, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended. The information contained herein and in the accompanying Exhibit 99.1 shall not be incorporated by reference into any filing with the Securities and Exchange Commission made by PetSmart, Inc., whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 13, 2012, the Company entered into a letter agreement (the “Letter Agreement”) with Lawrence P. Molloy, the Company’s Executive Vice President and Chief Financial Officer, pursuant to which Mr. Molloy will remain in his current position through June 30, 2013 (the “Transition Date”); Mr. Molloy has agreed to then remain employed by the Company as a special advisor to the Chief Executive Officer through March 31, 2014 (the “Separation Date”). As special advisor, Mr. Molloy will, among other things, provide guidance and transition assistance as requested by the Company, including when the Company names a new Chief Financial Officer. Mr. Molloy will voluntarily resign as Executive Vice President and Chief Financial Officer as of the close of business on the Transition Date and as an employee of the Company as of the close of business on the Separation Date.

The Letter Agreement provides for the following compensation and benefits to Mr. Molloy:

•	Salary continuation of $45,833 per month through the Transition Date and thereafter $40,833 per month through the Separation Date;

•

$45,000 payable within 30 days after the Separation Date or his last day of employment with the Company, if earlier, as consideration for signing a release of claims in connection with termination of employment on the Separation Date or his last day of employment with the Company, if earlier;

•

Continued participation in the Executive Short-Term Incentive Plan with respect to the 2012 and 2013 fiscal years with the current target award of 85% of salary; provided, that the award earned for fiscal 2013 will be based on the salary earned in fiscal 2013 through the Transition Date;

•

Treatment of outstanding stock options and performance share units as provided under the applicable agreements and related plan documents; provided, that Mr. Molloy will be entitled to receive a prorated portion of the performance share units deemed earned following the 2014 fiscal year-end under the award granted to him on March 14, 2012, based on the months worked through the Separation Date;

•	Continued accrual of vacation through the Transition Date;

•	Continued health, life and disability insurance coverage through the Separation Date; and

•	Continued participation in the executive benefits programs and the executive physical program through the Transition Date.

Mr. Molloy has also agreed to a covenant not-to-compete for a period of eighteen months from the Separation Date, as well as other customary covenants concerning non-solicitation and non-disclosure of confidential information of the Company, among others, and has executed a release of claims in favor of the Company.

The description of the Letter Agreement contained herein is a summary of the material terms of the Letter Agreement, does not purport to be complete, and is qualified in its entirety by reference to the Letter Agreement filed as Exhibit 10.1 hereto, which is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description

10.1	Letter Agreement dated November 13, 2012 between Lawrence P. Molloy and PetSmart, Inc.

99.1	Press Release entitled “PetSmart Reports Results for the Third Quarter 2012,” dated November 14, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PetSmart, Inc.

Dated: November 14, 2012	By:	/s/ J. Dale Brunk
J. Dale Brunk
Vice President, Deputy General Counsel, and Assistant Secretary